AGREEMENT OF BUY AND SALE OF COMPANY STOCK

        This agreement of buy and sale of company stock is made in two original copies between:

        PANAMA INTERNATIONAL AIR, S.A.., a corporation organized and established under the Laws of the Republic of Panama, registered at Card 340841, Microfilm 58130, Picture 9, with domicile in Panama City, Republic of Panama, represented in this act by its Attorney in Fact, Mr. CARLOS PERE, Aviation Executive, a Panamanian citizen, with Identity Card No. 8-105-792, who is duly authorized to execute this act, (hereinafter referred to as “the Seller”), and CFG INVESTMENTS, S.A., a corporation organized and established under the laws of the Republic of Panama, registered at the Microfilm Mercantil Section of the Public Registry at Card 448446, Document 582573, with principal place of business at Torre Banco Aliado, Calle Ricardo Arias, Piso 6, Panama City, represented in this act by its President, Mr. AUGUSTUS ALEXANDER CERVERA MORALES, a US resident, with US Passport No. 056264076, and also with Panamanian Passport No. 1074958, who is acting in its condition as President of the corporation, and therefore is duly authorized to execute this act, (hereinafter referred to as “the Buyer”) have agreed to celebrate this AGREEMENT OF BUY AND SALE OF COMPANY STOCK, pursuant to the following terms and general conditions:

SUBJECT MATTER

1.01 “The Buyer” agrees to buy and “the Seller” agrees to sell the 100% of the stock of PANAMA INTERNATIONAL AIR, S.A., a passenger and cargo airline in the process of formation and certification, with the specific intent to carry on business as a Panamanian schedule international passenger and cargo airline from and to Tocumen’s International Airport (the “business”) to a series of international destinations as per Provisional Operating Permit, which is described below, including only:

a)	Provisional Exploitation Permit and all technical manuals owned by the company and all diskettes and related documentation;

SALE PRICE

2.01 The agreed sale price for the stock in sale to be bought and sold is the total sum of NINETY FIVE THOUSAND US DOLLARS (US$95,000.00).

2.02 The total shares of stock to be transferred shall be established by an inventory of all outstanding shares of the company. “The Seller” shall produce evidence satisfactory to “the Buyer” of the ownership of the outstanding shares and the stock register book of the company.

TERMS OF PAYMENT

3.01 “The Buyer” will transfer to the Escrow Agent’s Account designated by both parties.

a)	payment of $95,000 after all documents required in this agreement of buy and sale of company stock are executed by the contracting parties and the transfer of 100% of the outstanding shares of the Seller fully endorsed to the Buyer to the Escrow Agent has been confirmed. After the Provisional Exploitation Certificate has been granted to PANAMA INTERNATIONAL AIR by the CAA of Panama, the Escrow Agent will disburse the funds as per Escrow Agreement incorporated as Exhibit “1".

CONDITIONS, REPRESENTATIONS, AND WARRANTIES

4.01 In addition to anything else in this agreement, the following are conditions of completing this agreement in favor of “the Buyer:

a)	that “the Buyer” deposits with the Escrow Agent the amount agreed in paragraph 3.01;

b)	that the carrying on of the business at its present location is not prohibited by the law;

c)	that the necessary consents by the current stockholders, Directors and Officers of the Seller, are produced to “the Buyer” at the closing date;

d)	that the Buyers undertake (must it be completed?) at their own expense the reactivation of all permits and licenses, currently suspended, required for it to carry on the business;

e)	that “the Seller” supply or deliver at closing all of the closing documents;

f)	The Escrow Agent will keep all the stock sold in custody, until all or the NINETY FIVE THOUSAND US DOLLARS (US$95,000.00) has been deposited in the Escrow Account, as agreed in paragraph 3.01.

g)	the Buyer hereby warrants and assures “the Seller” that CFG INVESTMENTS, S.A. is a subsidiary of JEFFERSON CAPITAL INTERESTS, INC. and that the sources of the moneys promissed to be paid under this agreement are legitimate and legal and that the intention to buy the stock in sale is in good faith and there is no intention whatsoever to violate any laws or regulations of the Republic of Panama; therefore, any missrepresentation in the sense expressed in this clause will only affect “the Buyer” for all legal purporses, therefore, “the Seller” and the Escrow Agent will not be liable for any acts or omissions done in good faith, nor for any claims, demands or losses, nor for any damages made or suffered by any party to this agreement, except as such may arise through or be caused by its bad faith or gross negligence.

4.02 The following representations and warranties are made and given by “the Seller” to “the Buyer”. The representations are true as of the date of this agreement and will be true as of the date of closing when they shall continue as warranties according to terms. At the option of the “the Buyer”, the representations and warranties may be treated as conditions of the closing of this agreement in favor of “the Buyer”:

a)	the stock agreed to be bought an sold is sold free and clear of all liens encumbrances, and charges and represents 100% of the outstanding stock of the Seller;

b)	that the Seller has filed with the Department of Treasury of Panama tax forms of no operation and therefore, there would not be any financial statements for the business to be produced by “the Seller”.

c)	“Buyer” acknowledges that “the Seller” holds only a Provisional Exploitation Permit which is in good standing and “the Seller” declares that it has fulfilled all of its obligations under the said Permits and that “the Buyer” will have to undertake the process of recertification of the airline at ist own expense and full responsibility without any further obligations whatsoever on the part of “the Seller”;

d)	“the Seller” has made full and fair disclosure in all material respects of any matter that could reasonably be expected to affect the Buyer’s decision to buy the stock agreed to be bought and sold on the terms set out in this agreement:

e)	“the Seller” will execute all such documents and provide the necessary consents, clearances, or assurances, as reasonably required by “the Buyer”, before or at the date of closing as “the Buyer” considers necessary or desirable to assure the “the Buyer” of the proper and effective completion of this agreement.

OTHER REPRESENTATIONS:

A.	PANAMA INTERNATIONAL AIR, S.A. was constituted through Public Deed No. 300 of January 13, 1998 (Certificate of Constitution); and amended through Public Deed No. 8,514 of September 11, 1998 whereby PIA change its Board of Directors and designate a new Resident Agent; Public Deed No. 13371 of July 17, 2000 whereby PIA change its Board of Directors and give a General Power to Mr. Carlos Pere and Miguel Jaime Gastelu all these deeds are enclosed herein.

B.	PANAMA INTERNATIONAL AIR, S.A. is a corporation organized pursuant to the laws of the Republic of Panama and began the process of obtention of the Certificate of Exploitation and the Operators Certificate in 1998 and due to the lowering of Panama to Category Two the above mentioned process was suspended. However having Panama being promoted again to Category One it is possible to reactivate the certification of PANAMA INTERNATIONAL AIR, S.A.. Therefore, the Seller i warrants and represents the current status of PIA as follows:

1.	By means of Resolution 110/DTTA/DAC dated September 1º, 1998 the Aeronautical Civil resolve: First:TO GRANTPANAMA INTERNATIONAL AIR, S.A., Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, pursuant to the following terms and conditions:

I	ROUTE AND FREQUENCIES: PANAMA/MIAMI/PANAMA, with seven (7) weekly frequency.PANAMA/LIMA/PANAMA, with four (4) weekly frequency.

II.	GRANTED RIGHTS: Third, Fourth, Fifth and Sixth freedom trafic rights.

III.	AUTHORIZED EQUIPMENTS: Boeing 727-200

IV.	TERM: Six (6) months, effective since September 1º, 1998 to March 1º, 1999.

2.	By means of Resolution 042/DTTA/DAC dated April 23, 1999 the Aeronautical Civil resolved to AUTHORIZEPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, granted by means of Resolution 110/DTTA/DAC dated September 1º, 1998 according with the same terms and conditions, since March 1º, 1999 to August 31, 1999.

3.	By means of Resolution 120/DTTA/DAC dated July 22, 1999 the Aeronautical Civil resolved to AUTHORIZEPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since September 1º, 1999.

4.	By means of Resolution 045/DTTA/DAC dated February 21, 2000 the Aeronautical Civil resolved to AUTHORIZEPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since March 1º, 2000.

5.	By means of Resolution 157/DTTA/DAC dated July 27, 2000 the Aeronautical Civil resolved to include in the Provisional Exploitation Permit granted to PANAMA INTERNATIONAL AIR, S.A. through Resolution No.045/DTTA/DAC dated February 21, 2000, the following routes: FIRST:AUTHORIZED ROUTES:

PANAMA/QUITO Y/O GUAYAQUIL/PANAMA
PANAMA/MEXICO/PANAMA
QUITO Y/O GUAYAQUIL/PANAMA/MIAMI AND RETURN
QUITO Y/O GUAYAQUIL/PANAMA/MEXICO AND RETURN
PANAMA/LOS ANGELES/PANAMA
QUITO Y/O GUAYAQUIL/PANAMA/LOS ANGELES AND RETURN

6.	By means of Resolution 195/DTTA/DAC dated August 28, 2000 the Aeronautical Civil resolved to AUTHORIZE PANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since September 1º, 2000.

7.	By means of Resolution 047/DTTA/DAC dated March 2, 2001 the Aeronautical Civil resolved to AUTHORIZEDPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since February 28, 2001.

8.	By means of Resolution 179/DTTA/DAC dated October 5, 2001 the Aeronautical Civil resolved to AUTHORIZEPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since October 8, 2001.

9.	By means of Resolution 115/DTTA/DAC dated July 22, 2002 the Aeronautical Civil resolved to AUTHORIZEPANAMA INTERNATIONAL AIR, S.A., to extend the Provisional Exploitation Permit to offer public international air transport services (schedule) of passengers, cargo and mail, and all cargo, for a six months period since July 22, 2002.

10.	The last petition for the extension of the Provisional Exploitation Permit was filed on January 3, 2003 and this petition has not answered yet. And here is where the process has been stopped.

C.	With respect to the process of certification of the airline the Seller warrants and represents that the following technical manuals were approved under the old regulations:

1.	By means of Notes # 517-DSA/DAC dated May 14, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Communications Manual, Incidents, Emergency and Accidents and the Searching and Rescue.

2.	By means of Notes # 555-DSA/DAC dated May 21, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Operations Manual.

3.	By means of Notes # 577-DSA/DAC dated May 25, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Accidents Prevention Manual.

4.	By means of Notes # 594-DSA/DAC dated May 27, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Intention Letter.

5.	By means of Notes # 594-DSA/DAC dated May 27, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Complaisance Letter.

6.	By means of Notes # 599-DSA/DAC dated May 28, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Flight Manual Volume I and II.

7.	By means of Notes # 623-DSA/DAC dated June 2, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Basic Training Manual and Route and Airport Manual.

8.	By means of Notes # 668-DSA/DAC dated June 10, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Handling of Dangerous Merchandise Manual and the Reglamentation of Dangerous Merchandise of IATA.

9.	By means of Notes # 766-DSA/DAC dated July 9, 1999 Flight Standards Office remitted to PANAMA INTERNATIONAL AIR duly revised, sealed and approved the Auxiliar Flight Manual.

10.	By means of Resolution 200 of July 23th, 2004 the CAA of Panama have issued a new Provisional Exploitation Permit valid for six (6) months as from the date of notification of said Resolution.

RISK

5.01 The risk of loss or damage to assets agreed to be bought and sold remains with “the Seller” until closing, after the transfer of the stock in sale “the Buyer” assumes all legal responsibilities for all legal and practical purpose whatsoever.

5.02 Buyer agrees to realese seller from all liabilities whatsoever, the reinitiation of operations by the airline under Buyers control and all the process assumed by and through the Certification Process and after obtening the temporary Certificate of Exploitation, Seller is released from all kinds of liabilities and responsibilities whatsoever.

BULK SALES

6.01 This agreement shall be completed and “the Buyer” agrees to comply with any applicable laws governing the sale of the stock in trade or of any of the other assets pursuant to this agreement.

CLOSING DOCUMENTS

7.01 “The Seller” shall deliver to “the Buyer”, in registrable form where applicable, the following closing documents (the “closing documents”), on or before closing:

a)	Stock in trade with evidence satisfactory to the “Buyer” that the sale complies with any laws governing the sale in bulk of the stock in trade or of the sale of any of the other assets pursuant to this agreement;

b)	all records and financial data if any, relevant to the continuation of the business by “the Buyer”;

c)	such other assignments, consents, clearances, or assurances as the Buyer reasonably considers necessary or desirable to assure the Buyer of the proper and effective completion of this agreement.

MISCELLANEOUS

8.01 In this agreement, the singular includes the plural and the masculine includes the feminine and neuter and vice versa unless the context otherwise requires.

8.02 The capitalized headings in this agreement are only for convenience of reference and do not form part of or affect the interpretation of this agreement.

8.03 If any provision or part of any provision in this agreement is void for any reason, it shall be severed without affecting the validity of the balance of the agreement.

8.04 Time is of the essence of this agreement.

8.05 There are no representations, warranties, conditions, terms, or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.

8.06 This agreement binds and benefits the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.07 This agreement is governed by the laws of the Republic of Panama.

8.08 The Annexes, Exhibits, Appendixes, etc. are an integral part of this Agreement and therefore they are binding upon the contracting parties.

ACCEPTANCE

9.01 This agreement executed on behalf of “the Buyer” constitutes an offer to buy which can only be accepted by “the Seller” by return of at least one originally accepted copy of agreement to “the Buyer” on or before ____, __, 2004, failing which, the offer becomes null and void. If this offer becomes null and void or is validly revoked before acceptance or this agreement is not completed by “the Buyer” for any valid reason, any deposit tendered with it on behalf of “the Buyer shall be returned without penalty or interest.

        Executed under seal on _________, _____, 2004.

Signed, sealed, and delivered in the presence of: __________________________ (signature of witness) for the Buyer __________________________ (signature of witness) for the Seller	CFG INVESTMENTS, S.A. By:___________________________ (signature of buyer) Buyer PANAMA INTERNATIONAL AIR, S.A. By:___________________________ (signature of seller) Seller